Exhibit 99.1

           Illumina Reports Financial Results for First Quarter 2004;
                 Revenue Increases 153% Over First Quarter 2003

    SAN DIEGO--(BUSINESS WIRE)--April 20, 2004--Illumina, Inc. (NASDAQ: ILMN) announced today its financial results for the first quarter ended March 28, 2004.
    Total revenues for the first quarter were $10.8 million, compared to $4.3 million for the same period in 2003, an increase of 153%. Product revenue was $8.9 million for the quarter, a five-fold increase over the comparable first quarter 2003 amount. Net loss for the quarter ended March 28, 2004, was $3.9 million, or $0.12 per share, compared to a net loss of $9.0 million, or $0.28 per share, in the first quarter of 2003. Cash, investments and long-term restricted investments at March 28, 2004 totaled $40.0 million.
    During the quarter, Illumina announced an agreement with and installed at France's Centre National de Genotypage (CNG) a production genotyping BeadLab capable of generating routinely over eight hundred thousand genotypes per day. The company also shipped its first two benchtop BeadStation 500G systems for moderate-throughput genomics applications.
    Commenting on operating results, Jay Flatley, Illumina President and CEO, stated, "In Q1 2004, we maintained excellent revenue momentum coming out of a seasonally strong fourth quarter. In addition to new system sales, we experienced record oligo volumes coupled with growing reagent and array shipments for our installed base of BeadLabs. And, gross margins were particularly strong in the quarter due to continued improvements in our cost structure and a favorable product mix."

    Other Quarterly News and Highlights

    -- Reached agreement with key beta sites for testing and validation of our new multi-sample, whole-genome Sentrix(R) BeadChips. The new microarrays, which we expect to make available mid year, will enable customers to generate multiple whole-genome expression profiles on a single BeadChip, delivering favorable economics compared to microarrays that analyze just one sample on a chip

    -- Shipped the first two genotyping BeadStations following extensive testing at the University of California, Los Angeles
        (UCLA). The BeadStation 500G uses the same scanner as the complementary BeadStation 500X Expression System. These systems can be purchased in combination as a "GX" system to support both applications.

    -- Appointed to our Board of Directors Daniel Bradbury, Chief Operating Officer of Amylin Pharmaceuticals.

    -- Received from the U.S. Patent and Trademark Office a notice of allowance for two new patents, bringing our total to 32 issued or allowed and 65 pending domestic applications.

    A significant portion of the Company's revenue is derived from large individual transactions such as the sale of production genotyping systems and large genotyping service contracts, including the Company's work on the International HapMap project. Because these transactions do not occur regularly and there is a long sales cycle for such transactions, revenues of these types may not occur on a frequent or consistent basis. In addition, the amount of the Company's total revenues is subject to fluctuations in demand from seasonality impacts, the timing and amount of government grant funding programs, the timing and size of research projects performed by customers and changes in overall spending levels in the life sciences industry. Given the difficulty in predicting the timing and magnitude of sales of its products, the Company may experience quarter-to-quarter fluctuations in revenue, resulting in the potential for a sequential decline in quarterly revenue.
    Illumina (www.illumina.com) is developing next-generation tools that permit large-scale analysis of genetic variation and function. The Company's proprietary BeadArray(TM) technology -- now used in leading genomics centers around the world -- provides the throughput, cost effectiveness and flexibility to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine.
    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in any forward-looking statements are Illumina's ability to fully develop and commercialize its BeadArray technologies, the costs and outcome of Illumina's litigation with Applied Biosystems, the Company's ability to successfully commercialize its integrated systems for high-throughput SNP genotyping, to continue to attract and retain customers in its services and oligonucleotide synthesis operations, to fully develop its BeadArray technologies, to develop and deploy new gene expression profiling and proteomics applications for its platform technology, to manufacture robust Sentrix arrays for product sale, and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.



                            ILLUMINA, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           -----------------------------------------------
               (in thousands except per share amounts)

                                                        Three months
                                                           ended
                                                      ----------------
                                                       March   March
                                                         28,     30,
                                                        2004    2003
                                                      ----------------
                                                        (unaudited)
Revenue:
      Product                                          $8,939  $1,407
      Service                                           1,150   1,867
      Research                                            714   1,002
                                                      ----------------
          Total revenue                                10,803   4,276

Costs and expenses:
       Cost of revenue                                  2,802   1,910
       Research and development                         5,176   5,722
       Selling, general and administrative              5,738   4,580
       Amortization of deferred compensation and
          other non-cash compensation charges             318     865
       Litigation judgment                                189     189
                                                      ----------------
          Total costs and expenses                     14,223  13,266

                                                      ----------------
Loss from operations                                   (3,420) (8,990)

Interest income (expense), net                           (511)     30
                                                      ----------------

Net loss                                              $(3,931)$(8,960)
                                                      ================

Net loss per share, basic and diluted                  $(0.12) $(0.28)
                                                      ================

Shares used in calculating net loss per share,
         basic and diluted                             32,549  31,584
                                                      ================

                            ILLUMINA, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                -------------------------------------
                            (in thousands)

                                                    March 28, Dec. 28,
                                                       2004     2003
                                                  ----------- --------
                                                  (unaudited)  (Note)
ASSETS
Current assets:
       Cash and investments                          $27,889  $32,882
       Other current assets                           11,774    7,536
                                                  ----------- --------
          Total current assets                        39,663   40,418
Property and equipment, net                           45,473   45,777
Long term restricted investments                      12,146   12,191
Intangible and other assets, net                         941      848
                                                  ----------- --------
          Total assets                               $98,223  $99,234
                                                  =========== ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                   $9,765   $8,189
Long-term debt and liabilities                        43,740   43,657
Stockholders' equity                                  44,718   47,388
                                                  ----------- --------
          Total liabilities and stockholders'
           equity                                    $98,223  $99,234
                                                  =========== ========



    Note: The Balance Sheet at December 28, 2003 has been derived from the audited financial statements as of that date.

    CONTACT: Illumina, Inc., San Diego
             Jay Flatley, 858-202-4501, President & CEO jflatley@illumina.com
                or
             Timothy Kish, Chief Financial Officer, 858-202-4508 tkish@illumina.com